EXHIBIT 99.1

Garrison Capital Inc. Declares Fourth Quarter 2017 Distribution of $0.28 Per Share and Announces Third Quarter 2017 Financial Results

NEW YORK, NEW YORK – November 7, 2017 – Garrison Capital Inc., a business development company (NASDAQ: GARS), today announced its financial results for the third fiscal quarter ended September 30, 2017.

References to “we,” “us,” “our,” the “Company” and “Garrison Capital” refer to Garrison Capital Inc. and its consolidated subsidiaries.

Third Quarter 2017 Highlights

•	Net investment income for the quarter ended September 30, 2017 was $4.2 million, or $0.26 per share;
•	Net realized and unrealized gains from investments for the quarter ended September 30, 2017 was $0.2 million, or $0.01 per share;
•	Net increase in net assets resulting from operations for the quarter ended September 30, 2017 was $4.4 million, or $0.27 per share; and
•	Our board of directors declared a fourth quarter 2017 distribution of $0.28 per share, payable on December 22, 2017 to stockholders of record as of December 8, 2017.

Consolidated Results of Operations

Consolidated operating results for the three months ended September 30, 2017 and June 30, 2017 are as follows:

	Three Months Ended	Three Months Ended
	September 30, 2017	June 30, 2017
($ in thousands, except per share data)	(Unaudited)	(Unaudited)
Total investment income	$ 8,903	$ 9,034
Total expenses	4,718	4,447
Net investment income	4,185	4,587
Net realized (loss)/gain on investments	(30)	399
Net change in unrealized gain/(loss) on investments	267	(2,911)
Net increase in net assets resulting from operations	4,422	2,075

Net investment income per share	0.26	0.29
Net realized/unrealized gain/(loss) from investments per share	0.01	(0.16)
Net earnings per share	0.27	0.13
Dividends declared per share	0.28	0.28
Net asset value per share	11.74	11.75

Total investment income for the three months ended September 30, 2017 was $8.9 million and net investment income was $4.2 million. Total net expenses for the three months ended September 30, 2017 were $4.7 million.

The net change in realized and unrealized gain for the three months ended September 30, 2017 of $0.2 million was driven primarily by a positive fair value adjustment on our investment in Sprint Industrial Holdings of $0.5 million and the reversal of an unrealized loss of $0.3 million on our investment in Raymond Express International. This was partially offset by a negative fair value adjustment on our preferred equity investment in Prosper Marketplace of $0.6 million.

Portfolio and Investment Activities

For the three months ended September 30, 2017, we originated one investment, closed one club investment, purchased one investment and closed add-on investments for a total of $22.0 million of par with a weighted average yield of 8.6%. For the three months ended September 30, 2017, repayments in our portfolio consisted of the paydowns of four investments and other partial repayments for a total of $23.2 million of par with a weighted average yield of 9.1%.

See below for portfolio activity table.

Par ($ in millions)	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Average

Originated	$ 6.7	$ -	$ -	$ -	$ 18.5	$ 5.0
Club	8.1	14.0	-	-	12.9	7.0
Purchased	1.4	10.9	25.7	15.7	5.0	11.7
Total add-on investments	5.8	10.1	2.9	2.9	2.6	4.9
Total additions	22.0	35.0	28.6	18.6	39.0	28.6
Less: Total repayments/sales(1)	(23.2)	(32.6)	(38.6)	(42.8)	(38.8)	(35.2)

Net repayments/additions	$ (1.2)	$ 2.4	$ (10.0)	$ (24.2)	$ 0.2	$ (6.6)

Summary	Q3 2017	Q2 2017(2)	Q1 2017	Q4 2016	Q3 2016	Average
Number of new investments	3	4	8	2	5	4
Weighted Average yield of additions(3)	8.6%	8.9%	7.1%	8.0%	10.8%	8.7%
Number of repayments/sales(1)	4	5	3	7	3	4
Weighted Average yield of repayments/sales(3)	9.1%	9.6%	10.6%	11.5%	10.2%	10.2%

(1)	Excludes the Q3 2016 Berry Nurseries realization event and reduction of par of $11.8 million.
(2)	Q2 2017 activity excludes a $0.4 million transitory loan that was both purchased and sold during the quarter.
(3)	Weighted average yield excludes investments with a risk rating of 4, unfunded revolvers and non-accrual investments.

The following table shows select information of our portfolio as of September 30, 2017 and June 30, 2017.

Portfolio characteristics ($ in millions, % based on fair market value)*	September 30, 2017	June 30, 2017
Total fair market value	$ 359.1	$ 359.9
Number of portfolio companies	61	62
Average investment size(1)	$ 5.7	$ 5.7
Weighted average yield(2)	10.4%	10.2%
Weighted average price(1)	92.3	92.2
First lien senior secured	97.8%	97.4%
Consumer loans	0.8%	1.0%
Equity & other	1.4%	1.6%
Core	94.4%	91.8%
Transitory	5.6%	8.2%
Originated(3)	48.6%	47.6%
Club(4)	20.0%	21.0%
Purchased	31.4%	31.4%
Floating(1)	99.1%	99.0%
Fixed(1)	0.9%	1.0%
Performing(1)	96.7%	96.7%
Non-accrual(1)	3.3%	3.3%
Weighted average debt/EBITDA(1)(2)(5)	3.8x	3.8x
Weighted average risk rating(1)	2.6	2.7

(1)	Excludes consumer loans and equity investments.
(2)	Excludes investments with a risk rating of 4, unfunded revolvers, non-accrual investments and equity investments.
(3)	Originated positions include investments where we have sourced and led the execution of the deal.
(4)	Club positions include investments where we provide direct lending to a borrower with one or two other lenders but did not lead the deal.
(5)

Excludes non-operating portfolio companies, which we define as those investments collateralized by real estate, proved developed producing value (“PDP”) or other hard assets. PDPs are proven revenues that can be produced with existing wells. As of September 30, 2017, non-operating portfolio companies with an aggregate $52.9 million of par value and $30.9 million of fair value were excluded. As of June 30, 2017, non-operating portfolio companies with an aggregate $52.4 million of par value and $30.4 million of fair value were excluded.

* Table excludes positions with a fair value of zero, except for the number of portfolio companies.

Liquidity and Capital Resources

As of September 30, 2017, we had cash of $14.7 million and restricted cash of $14.6 million.

In addition to proceeds from public and private offerings of our debt and equity securities and the proceeds from portfolio repayments, we have identified seven portfolio companies with a total par value of $20.5 million and a fair value of $20.0 million which we view as transitory investments. Transitory investments are generally those investments that we view as an additional source of liquidity that we are able to sell in order to fund investments that fit our core investment strategy. These transitory investments are generally at the lower end of our target portfolio yield range.

Subject to leverage and borrowing base restrictions, as of September 30, 2017, we had $20.6 million available for additional borrowings under our senior secured revolving notes, $33.0 million of available SBIC leverage and no available borrowings under the GLC Trust 2013-2 Revolver.

Distributions

On November 1, 2017, our board of directors approved a distribution in the amount of $4.5 million, or $0.28 a share, which will be paid on December 22, 2017 to stockholders of record as of December 8, 2017.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission.

Earnings Conference Call

We will host an earnings conference call at 10:30 a.m. (Eastern Time) on Thursday, November 9, 2017 to discuss our third quarter financial results. All interested parties are welcome to participate. The conference call can be accessed at the following dial-in number: (888) 588-0798. International callers can access the conference call by dialing (706) 634-6548. All participants will need to enter the Conference ID 3379008.  All participants are asked to dial-in to the conference call 10-15 minutes prior to the call so that name and company information can be collected.

During the earnings conference call, the Company intends to refer to the Q3 2017 Garrison Capital Inc. Earnings Presentation, which will be available prior to the conference call on the Investor Relations section of the Company’s website (www.garrisoncapitalbdc.com) under Webcasts & Presentations.

An archived replay of the call will be available within two hours after the call until 11:59 p.m. (Eastern Time) on December 9, 2017. To hear the replay, please dial (855) 859-2056. International callers, please dial (404) 537-3406. For all replays, please enter the Conference ID 3379008.

ABOUT GARRISON CAPITAL INC.

Garrison Capital Inc. is a business development company that primarily invests in loans to U.S. based middle-market companies. The Company’s investment activities are managed by its investment adviser, Garrison Capital Advisers LLC, an affiliate of Garrison Investment Group LP (“Garrison Investment Group”). For more information, go to http://www.garrisoncapitalbdc.com.

ABOUT GARRISON INVESTMENT GROUP

Garrison Investment Group is an alternative investment and asset management firm founded in March 2007. Garrison Investment Group invests opportunistically in the debt of middle-market companies, primarily in the areas of corporate finance, real estate finance and structured finance. For more information, go to http://www.garrisoninv.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Garrison Capital Inc.

Brian Chase

www.garrisoncapitalbdc.com

(212) 372-9590